                                   Exhibit 2.2

              Preferred Stock and Warrant Agreement dated as of December 6, 1996, among the Registrant, Zynaxis, Inc., Vaxcel, Inc. and each of the holders of Zynaxis, Inc. warrants signatory thereto.

                      PREFERRED STOCK AND WARRANT AGREEMENT

         THIS AGREEMENT (this "Agreement") is made and entered into as of December 6, 1996, by and among ZYNAXIS, INC., a Pennsylvania corporation ("Zynaxis"), CYTRX CORPORATION, a Delaware corporation ("CytRx"), Vaxcel, Inc., a Delaware corporation and a wholly owned subsidiary of CytRx ("Vaxcel") and the persons listed in Exhibit A (the "Securityholders").

                                   WITNESSETH:

         WHEREAS, the Securityholders collectively hold all of the outstanding shares of Series A Convertible Preferred Stock of Zynaxis (the "Series A Stock") and each Securityholder holds the number of shares of Series A Stock and the number of warrants to purchase additional shares of Common Stock of Zynaxis set forth beside such Securityholder's name in Exhibit A (the "Warrants");

         WHEREAS, the Series A Stock and the Warrants were issued pursuant to that certain Preferred Stock and Warrant Purchase Agreement dated March 29, 1995, as amended (the "Preferred Stock and Warrant Purchase Agreement"), and in connection with bridge loans extended by certain of the Securityholders to Zynaxis;

         WHEREAS, simultaneously with the execution of this Agreement Zynaxis is entering into an Agreement and Plan of Merger and Contribution (the "Merger and Contribution Agreement") with CytRx, Vaxcel, and Vaxcel Merger Sub, Inc., a Georgia corporation and a newly formed, wholly owned subsidiary of Vaxcel ("Vaxcel Merger Sub"), and certain other agreements, including, among other things, a Liquidation Agreement (the "Liquidation Agreement") contemplating the sale of Assets (as defined therein) of Zynaxis and documents (the "Secured Loan Documents") relating to a secured loan being extended to Zynaxis by CytRx (the "Secured Loan"). The Merger and Contribution Agreement provides for the issuance of shares of Vaxcel Common Stock and a warrant to purchase shares of Vaxcel Common Stock to CytRx in exchange for CytRx's contribution to Vaxcel of the Secured Loan and a cash payment in an amount equal to Four Million Dollars ($4,000,000) minus the aggregate principal and interest balance outstanding under the Secured Loan, subject to adjustment for payments made to shareholders of Zynaxis pursuant to Section 3.3 of the Merger and Contribution Agreement. The Merger and Contribution Agreement also provides for the issuance of shares of Vaxcel Common Stock to the existing shareholders of Zynaxis in exchange for the contribution to Vaxcel by the existing shareholders of Zynaxis of all of the outstanding shares of capital stock of Zynaxis by means of a merger of Vaxcel Merger Sub with and into Zynaxis. At the effective time of such merger, the outstanding shares of the capital stock of Zynaxis will be converted into the right to receive shares of the common stock of Vaxcel (except as provided herein). As a result, shareholders of Zynaxis will become shareholders of Vaxcel and Zynaxis will continue to conduct its business and operations as a wholly owned subsidiary of Vaxcel.

         WHEREAS, CytRx is unwilling to enter into the Merger and Contribution Agreement unless the rights of the Securityholders are modified as set forth in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants, and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

              1. Treatment of Transactions. Each of the undersigned elects that the consummation of the transactions contemplated by the Merger and Contribution Agreement and the other agreements contemplated by the Merger and Contribution Agreement, including but not limited to the Liquidation Agreement, will not be deemed a liquidation for purposes of Sections 3.1 and 3.2 of the Statement with Respect to Shares filed by Zynaxis in the Department of State of the Commonwealth of Pennsylvania on April 6, 1995.

              2. Consent to Secured Loan. Each of the undersigned consents to the Secured Loan and all liens, pledges, mortgages, security interests and other encumbrances to which the assets or properties of Zynaxis may become subject as part of the Secured Loan.

              3. Exchange of Warrants. Each of the undersigned agrees that upon consummation of the merger between Zynaxis and Vaxcel Merger Sub pursuant to the Merger and Contribution Agreement (the "Merger"), each Warrant held by the undersigned shall be exchanged for a new warrant substantially in the form attached hereto as Exhibit B to purchase a number of shares of Vaxcel Common Stock equal to: (i) the number of shares of Common Stock of Zynaxis as the Warrants held by such undersigned are exercisable to purchase at that time multiplied by (ii) the Exchange Ratio (the "New Warrant"). Each of the undersigned Securityholders agrees that such undersigned Securityholder shall surrender the Warrants held by such undersigned Securityholder and shall receive in exchange therefor a New Warrant. Zynaxis shall not honor any warrant agreement representing a Warrant after the Merger.

              4. Termination of Preferred Stock and Warrant Purchase Agreement and Registration Rights. Each of the undersigned agrees that the Preferred Stock and Warrant Purchase Agreement and all rights of the Securityholders thereunder shall terminate upon the Merger. Each of the undersigned further agrees that:
(i) upon execution of this Agreement all rights that the undersigned Securityholder may have to require Zynaxis to register securities of Zynaxis for sale under applicable state and federal securities laws, whether granted pursuant to the Preferred Stock and Warrant Agreement or otherwise ("Registration Rights"), are suspended pending the Merger, and (ii) upon occurrence of the Merger all such Registration Rights will be terminated and such Securityholder will have such Registration Rights as are provided for such Securityholder in the Merger and Contribution Agreement. If the Merger and Contribution Agreement is terminated for any reason, beginning at the time of such termination the undersigned Securityholder shall have such Registration Rights as such Securityholder would have had at such time if such Registration Rights had not been suspended pursuant to the preceding sentence.

              5. Accredited Investor Status of Securityholder. Each of the undersigned Securityholders represents and warrants to CytRx, Vaxcel and Zynaxis that he or it is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and that he or it is acquiring New Warrants for himself or itself and not for other persons. Each Securityholder understands that the New Warrants and any Securities purchased upon exercise of New Warrants (the "Warrant Securities") have not been registered under the Securities Act and, therefore, cannot be resold unless such Warrant Securities are registered under the Securities Act or unless an exemption from such registration is available.

              6. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Zynaxis, CytRx or Vaxcel, to the address set forth in Section 11.8 of the Merger and Contribution Agreement; and (ii) if to a Securityholder, to its address shown below its signature on the last page hereof.

              7. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

              8. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

              9. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

              10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

              11. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties. Any assignment in violation of the foregoing shall be void.

              12. Equitable Remedies. Each Securityholder agrees that irreparable damage would occur and that CytRx and Vaxcel would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that CytRx and Vaxcel shall be entitled to an injunction or injunctions to prevent breaches by a Securityholder of this Agreement and to enforce specifically the terms and provisions of this Agreement.

              13. Severability. If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

              14. Defined Terms. Capitalized terms used in this Agreement but not defined herein shall have the meanings given such terms in the Merger and Contribution Agreement.








                  [Remainder of page intentionally left blank.]

   [FIRST OF THREE SIGNATURE PAGES TO PREFERRED STOCK AND WARRANT AGREEMENT
                           DATED NOVEMBER _, 1996]

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement under seal as of the day and year first above written.

ZYNAXIS, INC.                                      CYTRX CORPORATION

By:                                                By:
   -------------------------------                    --------------------------
Name:                                              Name:
     -----------------------------                      ------------------------
Title:                                             Title:
      ----------------------------                       -----------------------


VAXCEL, INC.                                       S.R. ONE, LTD.

By:                                                By:
   -------------------------------                    --------------------------
Name:                                              Name:
     -----------------------------                      ------------------------
Title:                                             Title:
      ----------------------------                       -----------------------
                                                   Address:
                                                           ---------------------

                                                           ---------------------

                                                           ---------------------

                                                           ---------------------


EUCLID PARTNERS III, L.P.                          ALPHI FUND L.P.

By:                                                By:  Alphi Investment
   -------------------------------                 Management Company,
Name:                                              General Partner
     -----------------------------
Title:
      ----------------------------
                                                   By:
                                                      --------------------------
Address:                                           Name:
        --------------------------                      ------------------------
                                                   Title:
        --------------------------                       -----------------------

        --------------------------                 Address:
                                                           ---------------------
        --------------------------
                                                           ---------------------

                                                           ---------------------

JAVELIN CAPITAL FUND, L.P.

By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

Address:
        --------------------------

        --------------------------

        --------------------------

        --------------------------

  [SECOND OF THREE SIGNATURE PAGES TO PREFERRED STOCK AND WARRANT AGREEMENT
                           DATED NOVEMBER _, 1996]


SENMED MEDICAL VENTURES                        CIP CAPITAL L.P.


                                                      By: CIP Capital Management
                                                                 Inc.,
                                                            General Partner

By:                                                 By:
   ------------------------------                      -------------------------
Name:                                               Name:
     ----------------------------                        -----------------------
Title:                                              Title:
      ---------------------------                         ----------------------

Address:                                            Address:
        -------------------------                           --------------------

        -------------------------                           --------------------

        -------------------------                           --------------------

        -------------------------                           --------------------


THE WEST COMPANY                                    WILLIAM M. SPENCER, III


By:                                                 By:
   ------------------------------                      -------------------------
Name:                                               Name:
     ----------------------------                        -----------------------
Title:                                              Title:
      ---------------------------                         ----------------------

Address:                                            Address:
        -------------------------                           --------------------

        -------------------------                           --------------------

        -------------------------                           --------------------

        -------------------------                           --------------------


BIOTECHNOLOGY VENTURE                               COMMONWEALTH VENTURE
FUND S.A.                                           PARTNERS I, L.P.


By:                                                 By:
   ------------------------------                      -------------------------
Name:                                               Name:
     ----------------------------                        -----------------------
Title:                                              Title:
      ---------------------------                         ----------------------

Address:                                            Address:
        -------------------------                           --------------------

        -------------------------                           --------------------

        -------------------------                           --------------------

        -------------------------                           --------------------

[THIRD OF THREE SIGNATURE PAGES TO PREFERRED STOCK AND WARRANT AGREEMENT DATED
                              NOVEMBER _, 1996]


PLEXUS VENTURES, INC.                           PHILADELPHIA VENTURES - JAPAN I,
                                                            L.P.

By:                                             By:
   ------------------------------                  -----------------------------
Name:                                           Name:
     ----------------------------                    ---------------------------
Title:                                          Title:
      ---------------------------                     --------------------------

Address:                                        Address:
        -------------------------                       ------------------------

        -------------------------                       ------------------------

        -------------------------                       ------------------------

        -------------------------                       ------------------------


GROTECH PARTNERS II, L.P.                         GROTECH PARTNERS III, L.P.
                                               GROTECH III COMPANION FUND, L.P.
By: Mid Atlantic Ventures II, L.P.,          GROTECH III PENNSYLVANIA FUND, L.P.
      General Partner
                                                By: Grotech Capital Group, Inc.,
By: Grotech Capital Group, Inc.,                    General Partner
      General Partner

By:                                        By:
   ------------------------------             ----------------------------------
Name:                                      Name:
     ----------------------------               --------------------------------
Title:                                     Title:
      ---------------------------                -------------------------------

Address:                                   Address:
        -------------------------                  -----------------------------

        -------------------------                  -----------------------------

        -------------------------                  -----------------------------

        -------------------------                  -----------------------------


---------------------------------
Dr. Gus G. Casten

Address:
        -------------------------

        -------------------------

        -------------------------

        -------------------------

                                  EXHIBIT A

              HOLDERS OF PREFERRED STOCK AND WARRANTS ISSUED BY
                                ZYNAXIS, INC.

                                                              SERIES A
         NAME                                          SHARES          WARRANTS
         ----                                          ------          --------
Euclid Partners III, L.P.                             260,000           680,775
S.R. One, Ltd.                                        257,500           540,000
Javelin Capital Fund, L.P.                            250,000           500,000
Alphi Fund L.P.                                       150,000           300,000
Senmed Medical Ventures                               135,000           270,000
The West Company                                      125,000           250,000
William M. Spencer, III                                55,000           110,000
Biotechnology Venture Fund S.A.                        50,000           100,000
CIP Capital L.P.                                       45,000           265,000
Grotech Partners III, L.P.                             26,490            52,980
Plexus Ventures, Inc.                                  25,000           150,000
Dr. Gus G. Casten                                      12,500            25,000
Commonwealth Venture Partners I, L.P.                  10,000            20,000
Grotech Partners II, L.P.                               3,455             6,910
Grotech III Companion Fund, L.P.                        3,155             6,310
Philadelphia Ventures - Japan I, L.P.                   2,500             5,000
Grotech III Pennsylvania Fund, L.P.                     1,900             3,800

Totals                                              1,412,500         3,285,775
